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                                EXHIBIT 1.A.(1)

                      Resolution of the Board of Directors
                        of PFL Establishing the Account
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                             WRITTEN CONSENT OF THE
                             BOARD OF DIRECTORS OF
                           PFL LIFE INSURANCE COMPANY

                                 APRIL 4, 1995


The undersigned, being all of the Directors of PFL Life Insurance Company, an Iowa corporation (hereafter referred to as the "Company"), acting as authorized in Section 490.821 of the Iowa Business Corporation Act and Article II, Section 8, of the Company's Bylaws, HEREBY ADOPT, unanimously, the following resolutions by Written Consent and authorize the actions therein to be taken by the Company upon the filing of the Written Consent in the Minute Book of the Company:

     RESOLVED, that with respect to NOL Division policies issued on policy forms numbered A-531, A-541, 531-L and others with the same numbers and a letter or letters or other distinguishing marks on account of such policies of prior years of issue, in force on a premium-paying basis or fully paid up on December 31, 1994, the distribution of $1.79 per $1,000 (total disbursement of $186,916.59) of the additional contribution made in prior years on account of such policies, but reserved for subsequent distribution for policies on such form numbers, be and the same is hereby authorized, ratified and approved.

     RESOLVED, that PFL Life Insurance Company (the "Company"), pursuant to the applicable provisions of the Iowa Insurance Laws, hereby establishes a new separate account designated "PFL ENDEAVOR VARIABLE LIFE ACCOUNT" (hereinafter the "Account") for the following purposes, and, subject to such conditions as hereafter set forth, said use, purposes and conditions to be in full compliance with Iowa Insurance Laws and all rules and regulations of the Iowa Insurance Department;

     FURTHER RESOLVED, that the Account shall be established for the purpose of providing for the issuance by the Company of such variable life insurance policies (the "Policies") as the President may designate for such purpose, and
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PFL LIFE INSURANCE COMPANY
WRITTEN CONSENT OF THE BOARD OF DIRECTORS
APRIL 4, 1995
PAGE TWO


     shall constitute a separate account into which allocated amounts paid to the Company are applied under the terms of such Policies; and

     FURTHER RESOLVED, that the income, gains and losses, realized or unrealized, from assets allocated to the Account shall, in accordance with the Policies, be credited to or charged against such Account, without regard to other income, gains or losses of the Company; and

     FURTHER RESOLVED, that the fundamental investment policy of the Account shall be to invest or reinvest the assets of the Account as may be specified in the respective Policies and without regard to any requirements or limitations prescribed by Iowa Insurance Laws governing the investments of life insurance companies; and

     FURTHER RESOLVED, that the President, or each Vice President, be, and hereby is, authorized to deposit such amount in the Account or in each investment division thereof as may be necessary or appropriate to facilitate the commencement of the Account's operations; and

     FURTHER RESOLVED, that the President, or each Vice President, be, and hereby is, authorized to transfer funds from time to time between the Company's general account and the Account in order to establish the Account or to support the operation of the Policies with respect to the Account as deemed necessary or appropriate and consistent with the terms of the Policies; and

     FURTHER RESOLVED, that the appropriate officers of the Company, with such assistance from the Company's auditors, legal counsel and independent consultants or others as they may require, be, and
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PFL LIFE INSURANCE COMPANY
WRITTEN CONSENT OF THE BOARD OF DIRECTORS
APRIL 4, 1995
PAGE THREE


     they hereby are, authorized and directed to take all action necessary in connection with the offering of said Policies for sale and the operation of the Account, as the officers of the Company shall deem necessary or appropriate; and

     FURTHER RESOLVED, that the Company be authorized and directed to obtain any required approvals with respect to the establishment of the Account and marketing of the Policies from the Commissioner of Insurance of Iowa and any other statutory or regulatory approvals required by the Company as an Iowa corporation; and

     FURTHER RESOLVED, that the appropriate officers of the Company be, and they hereby are, authorized on behalf of the Account, the Policies and the Company to take any and all action they may deem necessary or advisable in order to sell the Policies, including any registrations, filings, and qualifications of the Company, its officers, agents and employees, and to obtain approval of the Policies under the insurance laws of any of the states or the securities laws of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver, and file all such applications, reports, covenants, resolutions, consent to service of process, and other papers and instruments as may be required under such laws, and to take any and all further action which said officers or counsel of the Company may deem necessary or desirable (including entering into whatever agreements may be necessary) in order to maintain such registrations, filings or qualifications for as long as the said officers or counsel deem it to be in the best interests of the Account, the Policies and the Company; and
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PFL LIFE INSURANCE COMPANY
WRITTEN CONSENT OF THE BOARD OF DIRECTORS
APRIL 4, 1995
PAGE FOUR


     FURTHER RESOLVED, that the President, the Vice President and the Secretary of the Company be, and they hereby are, each authorized in the name and on behalf of the Account and the Company to execute and file irrevocable written consents on behalf of the Account and of the Company to be sued in such states wherein such consents to service of process may be required under the insurance laws therein in connection with said registrations, filings or qualification of the Policies and to appoint the appropriate state official or such other person as may be allowed by said insurance laws, agent of the Account and of the Company for the purpose of receiving and accepting process; and

     FURTHER RESOLVED, that the President of the Company is hereby authorized to execute such agreement or agreements as deemed necessary and appropriate in connection with the establishment, operation and maintenance of the Account and the design, issuance, and administration of the Policies; and

     FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized to execute whatever agreement or agreements may be necessary or appropriate to enable the Account to make investments appropriate to the Account in support of the Policies; and

     FURTHER RESOLVED, that the appropriate officers of the Company, and each of them, are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing
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PFL LIFE INSURANCE COMPANY
WRITTEN CONSENT OF THE BOARD OF DIRECTORS
APRIL 4, 1995
PAGE FIVE

     resolutions and the intent and purposes thereof; and

     FURTHER RESOLVED, that the term "appropriate officers", as used herein, shall include all of the elected and appointed officers of the Company, either severally or individually, subject to any applicable resolutions of the Board of Directors dealing with signing authority for the Company.

This Written Consent may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Written Consent.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent of the Board of Directors of PFL Life Insurance Company as of the date first hereinabove set forth.



/s/  Patrick S. Baird             /s/  Patrick E. Falconio
---------------------             ------------------------
Patrick S. Baird                  Patrick E. Falconio


/s/  Larry G. Brown               /s/  Douglas C. Kolsrud
-------------------               -----------------------
Larry G. Brown                    Douglas C. Kolsrud


/s/  William L. Busler
----------------------
William L. Busler